Exhibit 99.1

MicroVision Business Update and Fireside Chat on February 25, 2026

REDMOND, Wash., Feb. 24, 2026 — MicroVision, Inc. (NASDAQ: MVIS), a technology pioneer delivering advanced perception solutions in autonomy and mobility, today announced a video-enabled business update and fireside chat on February 25, 2026 at 10:00 AM ET with Glen DeVos, MicroVision’s Chief Executive Officer.

Having completed two strategic acquisitions in the first two months of 2026, the February 25 event offers the Company’s shareholders, partners, and industry stakeholders an in-depth and candid view of MicroVision’s strategic plan as it redefines the future of lidar. The fireside chat will be hosted by McKinsey & Company’s Senior Partner Emeritus, Hans-Werner Kaas, who co-founded McKinsey’s Automotive & Assembly Practice. While broadly discussing the state of the lidar industry and recent dynamics, the conversation will also delve into the business rationale behind the recent acquisitions, the near- and long-term roadmap, and the Company’s strategic vision for transforming the industry.

Mr. DeVos will address questions from Mr. Kaas, as well as questions from investors and other stakeholders. Questions can be submitted HERE in advance, and those joining the webcast may pose questions during the live event.

The interactive fireside chat webcast will be accessible live on MicroVision’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

For a preview of the topics to be covered in the fireside chat, please visit the Company’s website, at https://microvision.com/, to see the new highlights video.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOVIA, and MOSAIK are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, as well as statements using words such as “expects,” “believes” or “intends” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; capital market risks; our ability to operate with limited cash or to raise additional capital when needed; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in our SEC reports, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen
Darrow Associates Investor Relations
MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com